Exhibit 10.1

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”) is entered into as of January 10, 2012, by and between MOVING BOX INC. (the “Company”) and Andreas Wilcken, Jr. (“Wilcken”).

RECITALS

WHEREAS, the Company owns all of the issued and outstanding membership interests (the “Subsidiary Interests”) of Moving Box Entertainment, LLC (the “Subsidiary”);

WHEREAS, Wilcken owns 4,500,000 (the “Cancellation Shares”) of the issued and outstanding shares of common stock of the Company; and

WHEREAS, Wilcken desires to purchase from the Company, and the Company desires to sell to Wilcken, the Subsidiary Interests in exchange for the cancellation of the Cancellation Shares.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. The Company hereby sells to Wilcken, and Wilcken hereby purchases from the Company, the Subsidiary Interests.

2. In consideration for the purchase of the Subsidiary Interests pursuant to Section 1 above, Wilcken is contemporaneously herewith delivering to the Company for cancellation a stock certificate(s) evidencing the Cancellation Shares.

3. The Company hereby represents and warrants to Wilcken that it owns, of record and beneficially, and has good and marketable title to the Subsidiary Interests, all of which are free and clear of all liens, charges and encumbrances.  Wilcken hereby represents and warrants to the Company that he owns, of record and beneficially, and has good and marketable title to the Cancellation Shares, all of which are free and clear of all liens, charges and encumbrances.

4. Wilcken hereby waives any and all rights and interests he has, had or may have with respect to the Cancellation Shares.   Wilcken hereby accepts the Subsidiary Interests and agrees to hold the Company harmless from any claim or liability arising out of the operations of the Company and the Subsidiary prior to and after the date hereof.

5. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the Company nor Wilcken makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MOVING BOX INC.

By:	/s/ Andreas Wilcken
Name:	Andreas Wilcken, Jr.
Title:	President

/s/ Andreas Wilcken
ANDREAS WILCKEN, JR.